UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2019

Nexstar Media Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway, Suite 700 Irving, Texas 75062
(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2019, pursuant to authorization from the Compensation Committee, Nexstar Media Group, Inc. (the “Company”) entered into an Amended Executive Employment Agreement with Perry A. Sook, the Company’s Chairman, Chief Executive Officer and President (the “Employment Agreement”).  The Employment Agreement extends the term of Mr. Sook’s employment with the Company until February 28, 2023, with automatic renewal provided for successive one-year periods, subject to earlier termination under specified circumstances.

Pursuant to the Employment Agreement, Mr. Sook shall be entitled to receive the following base salary:

Period	Base Salary
From January 15, 2019 to December 31, 2019	$1,625,000
From January 1, 2020 to December 31, 2020	$1,750,000
From January 1, 2021 to December 31, 2021	$1,875,000
From January 1, 2022 and thereafter	$2,000,000

In addition, Mr. Sook will be eligible to receive an annual bonus in the amounts set forth below based on, among other things, whether the Company achieved the economic targets established by the Compensation Committee for such fiscal year and any other goals established for him by the Compensation Committee.

Period	Base Salary
2019 Total Bonus Opportunity	$3,250,000
2020 Total Bonus Opportunity	$3,500,000
2021 Total Bonus Opportunity	$3,750,000
2022 and thereafter Total Bonus Opportunity	$4,000,000

The Company will also issue Mr. Sook non-performance based and performance based restricted shares of the Company’s Class A Common Stock in the form of restricted stock units (RSUs), as follows:

Date of Award	Non-Performance Based RSUs Awarded
January 15, 2019	62,500	(a)
January 15, 2020	62,500	(b)
January 15, 2021	62,500	(c)
January 15, 2022	62,500	(d)

(a)	The RSUs will vest in equal annual installments of 15,625 RSUs on each of January 15, 2020, January 15, 2021, January 15, 2022 and January 15, 2023.
(b)	The RSUs will vest in annual installments of 20,833 RSUs on each of January 15, 2021 and January 15, 2022, and 20,834 on January 15, 2023.
(c)	The RSUs will vest in equal annual installments of 31,250 RSUs on each of January 15, 2022 and January 15, 2023.
(d)	The RSUs will all vest on January 15, 2023.

Date of Award	Performance Based RSUs Awarded
January 15, 2019	83,334	(e)
January 15, 2020	83,333	(f)
January 15, 2021	83,333	(g)

(e)	RSUs will vest in full on January 15, 2021 if the total shareholder return target established by the Compensation Committee is achieved.
(f)	RSUs will vest in full on January 15, 2022 if the total shareholder return target established by the Compensation Committee is achieved.
(g)	RSUs will vest in full on January 15, 2023 if the total shareholder return target established by the Compensation Committee is achieved.

In the event of specific instances of termination (including for merger, a reason by the Company other than for cause or for good reason), Mr. Sook is also eligible to receive his base salary and target bonus for a period of two years, plus an additional $20,800. In addition, all equity (including, but not limited to, any RSUs and/or stock options) previously granted or awarded to Mr. Sook by the Company prior to his termination shall become immediately and fully vested without further action by either Sook or the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete copy of that agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amended Executive Employment Agreement, dated as of January 15, 2019 between Perry A. Sook and Nexstar Media Group, Inc.
99.1	Press Release of Nexstar Media Group, Inc. dated January 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR MEDIA GROUP, INC.

	By:	/s/ Thomas E. Carter
Date: January 22, 2019	Name:	Thomas E. Carter
	Title:	Chief Financial Officer
(Principal Financial Officer)